Exhibit 10.23

THIRD AMENDMENT TO

AECOM TECHNOLOGY CORPORATION

MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

EFFECTIVE JULY 1, 1998

THIS AMENDMENT,by AECOM Technology Corporation, hereinafter sometimes referred to as the “Company,” is made with reference to the following facts:

Effective July 1, 1998, AECOM Technology Corporation adopted the AECOM Technology Corporation Management Supplemental Executive Retirement Plan, Effective July 1, 1998which reserves to the Board of Directors of AECOM Technology Corporation the right to amend said Plan (Section 4.1 thereof). The Company has executed this Third Amendment for the purpose of amending said Plan in the manner hereinafter provided.

NOW, THEREFORE,Section 2.20 of the AECOM Technology Corporation Management Supplemental Executive Retirement Plan, Effective July 1, 1998is hereby amended in its entirety to read as follows, effective October 31, 2004:

“2.20 Total AECOM Pension Plan Benefit means the annual benefit the Participant would have received under the AECOM Pension Plan, if the following amendments to the AECOM Pension Plan had not been adopted

(a)                    the amendments effective July 1, 1998 and January 1, 2002 terminating participation for Members eligible for the AECOM Technology Corporation Incentive Compensation Plan.

(b)                   the amendment effective October 31, 2004, terminating participation for certain Members who received Presidential Bonuses.

For this purpose, the Offset Amount shall be calculated without regard to Section 3.1(a)(2)(v) of the Pension Plan.”

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed as of October 31, 2004.

AECOM Technology Corporation
By:	/s/ Stephanie A. Hunter

Title:	Vice President & CAO

Date:	September 2, 2004